Exhibit 99.1

Union Pacific Corporation Announces Offers to Exchange Certain of Its

Outstanding Debt Securities for New Notes and Cash

OMAHA, Neb., July 22, 2013 – Union Pacific Corporation (NYSE:UNP; and “Union Pacific” or the “Corporation”) today announced the commencement of private offers to exchange (1) certain of its outstanding notes and debentures as set forth in the first table below for a combination of new notes due 2024 (the “New 2024 Notes”) and cash (the “2024 Offers”), and (2) certain other of its outstanding notes and debentures as set forth in the second table below for a combination of new notes due 2044 (the “New 2044 Notes” and, together with the New 2024 Notes, the “New Notes”) and cash (the “2044 Offers” and, together with the 2024 Offers, the “Exchange Offers”). The outstanding notes and debentures to be exchanged pursuant to the Exchange Offers are collectively referred to as the “Existing Notes.”

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in an offering memorandum dated July 22, 2013, and the related letter of transmittal. The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The following table sets forth the Existing Notes that are subject to the 2024 Offers:

CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Acceptance Priority Level
907818DD7	6.125% Notes due 2020	$400,000,000	1
907818DB1	7.875% Notes due 2019	$178,541,000	2
907818AZ1	7.000% Debentures due 2016	$211,750,000	3
907818CW6	5.650% Notes due 2017	$232,058,000	4
907818CZ9	5.750% Notes due 2017	$321,585,000	5
907818DA3	5.700% Notes due 2018	$472,705,000	6

The following table sets forth the Existing Notes that are subject to the 2044 Offers:

CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Acceptance Priority Level
907818DE5 907818DF2	5.780% Notes due 2040	$375,900,000	1
907818CX4	6.150% Debentures due 2037	$250,000,000	2
907818BY3	7.125% Debentures due 2028	$250,000,000	3
907818CF3	6.625% Debentures due 2029	$600,000,000	4
907818CU0	6.250% Debentures due 2034	$250,000,000	5
907818CS5	5.375% Debentures due 2033	$200,000,000	6

Union Pacific will make six separate 2024 Offers to Eligible Holders in an amount that requires no more than $500,000,000 of New 2024 Notes be issued pursuant to the 2024 Offers (the “2024 Offers Limit”). In addition, Union Pacific will make six separate 2044 Offers to Eligible Holders in an amount that requires no more than $500,000,000 of New 2044 Notes be issued pursuant to the 2044 Offers (the “2044 Offers Limit”). There will be sufficient New 2024 Notes for Union Pacific to accept any and all of the 6.125% Notes due 2020 properly tendered and accepted in the exchange and there will be sufficient New 2044 Notes for Union Pacific to accept any and all of the 5.780% Notes due 2040 properly tendered and accepted in the exchange. The remaining amounts of each other series of Existing Notes that are exchanged in the Exchange Offers will be determined in accordance with the 2024 Offers Limit, in the case of the 2024 Offers, and the 2044 Offers Limit, in the case of the 2044 Offers, and the priorities set forth in the “Acceptance Priority Level” column in the applicable table above and as further detailed in the offering memorandum.

The Exchange Offers are also subject to certain conditions, including the requirement that, in the case of the 2024 Offers, Eligible Holders tender and do not validly withdraw an amount of Existing Notes that requires the issuance of at least $250,000,000 aggregate principal amount of New 2024 Notes in accordance with the terms of the 2024 Offers and, in the case of the 2044 Offers, Eligible Holders tender and do not validly withdraw an amount of Existing Notes that requires the issuance of at least $250,000,000 aggregate principal amount of New 2044 Notes in accordance with the terms of the 2044 Offers. Union Pacific’s ability to consummate the 2024

Offers is not contingent on the consummation of, or the satisfaction of any condition required solely with respect to, the 2044 Offers and its ability to consummate the 2044 Offers is not contingent on the consummation of, or the satisfaction of any condition required solely with respect to, the 2024 Offers.

Eligible Holders of Existing Notes that tender their Existing Notes prior to 5:00 p.m. New York City time on August 2, 2013, subject to any extension by Union Pacific (the “Early Exchange Date”), will receive an additional early exchange premium.

The Exchange Offers will expire at 11:59 p.m., New York City time, on August 16, 2013, unless extended or earlier terminated by Union Pacific (the “Expiration Date”). Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m. New York City time on August 2, 2013, subject to extension by Union Pacific (the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offers will only be distributed to holders of Existing Notes that complete and return a letter of eligibility confirming that they are eligible investors for the Exchange Offers. Holders of Existing Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/unp or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (212) 269-5550 or (800) 714-3312 or by email at unp@dfking.com.

Investor contact is Gary Grosz, (402) 544-6175.

Media contact is Thomas L. Lange, (402) 544-3560.

FORWARD LOOKING STATEMENTS

This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.

The statements and information contained in the news releases provided by Union Pacific speak only as of the date issued. Such information by its nature may become outdated, and investors should not assume that the statements and information contained in Union Pacific’s news releases remain current after the date issued. Union Pacific makes no commitment, and disclaims any duty, to update any of this information.

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2012, Union Pacific invested $18 billion in its network and operations to support America’s transportation infrastructure, including a record $3.7 billion in 2012. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.